                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (Dollars in thousands, except per share data)


                                           FOR THE THREE      FOR THE THREE       FOR THE NINE      FOR THE NINE
                                           MONTHS ENDED       MONTHS ENDED        MONTHS ENDED      MONTHS ENDED
                                            SEPTEMBER          SEPTEMBER           SEPTEMBER         SEPTEMBER
                                             30, 1997           30, 1996           30, 1997           30, 1996
                                        ---------------    ---------------    ---------------    ---------------
Primary:

Net income..........................        $     3,752        $     3,401        $    11,117        $     9,774
                                            ===========        ===========        ===========        ===========
Weighted average number of shares
 outstanding........................         12,374,528         11,714,255         12,358,630         10,992,757

Incremental shares resulting from
 stock options......................            145,984            114,348            146,417             79,625
                                            -----------        -----------        -----------        -----------

Weighted average number of common
 stock and common stock equivalents.         12,520,512         11,828,603         12,505,047         11,072,382
                                            ===========        ===========        ===========        ===========

Primary earnings per share..........        $      0.30        $      0.29        $      0.89        $      0.88
                                            ===========        ===========        ===========        ===========

Fully Diluted:
Net income..........................        $     3,752        $     3,401        $    11,117        $     9,774
                                            ===========        ===========        ===========        ===========

Weighted average number of shares
 outstanding........................         12,374,528         11,714,255         12,358,630         10,992,757

Incremental shares resulting from
 stock options......................            157,905            129,744            157,905             79,625
                                            -----------        -----------        -----------        -----------

Weighted average number of common
 stock and common stock equivalents.         12,532,433         11,843,999         12,516,535         11,072,382
                                            ===========        ===========        -----------        -----------

Fully diluted earnings per share....        $      0.30        $      0.29        $      0.89        $      0.88
                                            ===========        ===========        ===========        ===========
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